Exhibit 99.1

T2 Biosystems Announces Second Quarter 2021 Financial Results

LEXINGTON, Mass., August 5, 2021 (GLOBE NEWSWIRE)—T2 Biosystems, Inc. (NASDAQ:TTOO), a leader in the rapid detection of sepsis-causing pathogens, today announced financial results for the three months ended June 30, 2021.

Recent Highlights

•	Achieved second quarter 2021 revenue of $6.7 million, including product revenue of $3.7 million, representing growth of 162% and 253%, respectively, compared to the prior year period

•	Generated second quarter U.S. sepsis test panel utilization annualized run rate of approximately $98,000 per legacy sepsis instrument

•	Sold 3 T2Dx® Instruments during the second quarter and achieved routine use for T2Bacteria® and T2Candida® Panels in 3 additional accounts following tenders won in Austria, France, and Kuwait

•	Received New Technology Add-on Payment (NTAP) extension for the T2Bacteria Panel from the U.S. Centers for Medicare & Medicaid Services (CMS) for fiscal year 2022

•

Accelerated new product development initiatives under Option 1 of existing BARDA contract, including the T2Resistance® Panel, additionally the Company plans to initiate a clinical trial for the panel in the first quarter of 2022

•	Clinical data on the positive clinical and economic impact of the use of T2 Biosystems’ sepsis products presented by thought leaders at multiple global scientific and industry meetings

“Our second quarter performance represents meaningful progress across our three corporate priorities: accelerating our sales, enhancing our operations and advancing our pipeline,” stated John Sperzel, Chairman and CEO of T2 Biosystems. “We are confident that our investments in U.S. commercial expansion and medical and clinical affairs, coupled with increased presence at clinical, scientific and industry meetings, positions us favorably to drive greater awareness and adoption of T2Biosystems’ products.”

Second Quarter 2021 Financial Results

Total revenue for the second quarter of 2021 was $6.7 million, an increase of 162% compared to the prior year period. Product revenue for the second quarter of 2021 was $3.7 million, an increase of 253% compared to the prior year period, driven by increased test panel sales. Research and contribution revenue for the second quarter of 2021 was $3.0 million, an increase of 100% compared to the prior year period, driven by increased BARDA contract activity.

Operating expenses for the second quarter of 2021 were $12.6 million, an increase of $3.6 million compared to the prior year period, driven by increased BARDA contract research and development activity and increased commercial headcount.

Net loss for the second quarter of 2021 was $(12.5) million, $(0.08) per share, compared to a net loss of $(10.7) million, $(0.09) per share, in the prior year period.

Cash, equivalents, marketable securities, and restricted cash were $53.3 million as of June 30, 2021. The final revenue covenant of $20.0 million for the CRG debt agreement was achieved in June 2021.

2021 Financial Outlook

The Company continues to expect revenue for the full year 2021 to be between $24.0 million and $26.0 million. Product revenue is now expected to be between $14.0 million and $15.0 million, compared to the previous expectation of between $16.0 to $18.0 million, driven by lower T2SARS-CoV-2 Panel sales partially offset by increased sepsis test panel sales. Research and contribution revenue is now expected to be between $10.0 million and $11.0 million, compared to the previous expectation of $8.0 million, driven by accelerated progress under the BARDA contract. The Company continues to expect to enter into at least 30 T2Dx Instrument contracts in 2021.

Webcast and Conference Call Information

T2’s management team will host a conference call today, August 5, 2021, beginning at 4:30pm ET. Investors interested in listening to the call may do so by dialing 1-877-407-9208 for domestic callers or 1-201-493-6784 for International callers. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at www.t2biosystems.com.

About T2 Biosystems

T2 Biosystems, a leader in the rapid detection of sepsis-causing pathogens, is dedicated to improving patient care and reducing the cost of care by helping clinicians effectively treat patients faster than ever before. T2 Biosystems’ products include the T2Dx® Instrument, T2Candida® Panel, the T2Bacteria® Panel, the T2Resistance® Panel, and the T2SARS-CoV-2™ Panel and are powered by the proprietary T2 Magnetic Resonance (T2MR®) technology. T2 Biosystems has an active pipeline of future products, including the T2Cauris™ Panel, and T2Lyme™ Panel, as well as additional products for the detection of bacterial and fungal pathogens and associated antimicrobial resistance markers, and biothreat pathogens.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue results and cash balance, financial outlook, anticipated strategic priorities, product demand, commitments or opportunities, and growth expectations or targets, , as well as statements that include the words “expect,” “intend,” “plan”, “believe”, “project”, “forecast”, “estimate,” “may,” “should,” “anticipate,” and similar statements of a future or forward looking nature.. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, (i) any inability to (a) realize anticipated benefits from commitments, contracts or products; (b) successfully execute strategic priorities; (c) bring products to market; (d) expand product usage or adoption; (e) obtain customer testimonials; (f) accurately predict growth assumptions; (g) realize anticipated revenues; (h) incur expected levels of operating expenses; or (i) increase the number of high-risk patients at customer facilities; (ii) failure of early data to predict eventual outcomes; (iii) failure to make or obtain anticipated FDA filings or clearances within expected time frames or at all; or (iv) the factors discussed under Item 1A. “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission, or SEC, on March 31, 2021, and other filings the company makes with the SEC from time to time. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the company may elect to update such forward-looking statements at some point in the future, unless required by law, it disclaims any obligation to do so, even if subsequent events cause its views to change. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Media Contact:

Gina Kent, Vault Communications

gkent@vaultcommunications.com

610-455-2763

Investor Contact:

Philip Trip Taylor, Gilmartin Group

philip@gilmartinIR.com

415-937-5406

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$32,708	$16,793
Marketable securities	20,080	25,396
Accounts receivable	3,979	5,099
Inventories	4,784	3,636
Prepaid expenses and other current assets	2,308	2,660

Total current assets	63,859	53,584
Property and equipment, net	4,078	3,771
Operating lease right-of-use assets	10,332	11,034
Restricted cash	551	551
Marketable securities	—	10,002
Other assets	78	136

Total assets	$78,898	$79,078

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,890	$2,058
Accrued expenses and other current liabilities	6,017	7,512
Deferred revenue	438	230

Total current liabilities	9,345	9,800
Notes payable	46,487	45,235
Operating lease liabilities, net of current portion	9,964	10,533
Deferred revenue, net of current portion	146	424
Derivative liability	—	1,010
Other liabilities	3,947	3,350
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 165,763,776 and 148,078,974 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	165	148
Additional paid-in capital	454,950	431,544
Accumulated other comprehensive income	4	9
Accumulated deficit	(446,110)	(422,975)

Total stockholders’ equity	9,009	8,726

Total liabilities and stockholders’ equity	$78,898	$79,078

T2 BIOSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$3,678	$1,041	$8,328	$2,086
Research revenue	—	11	—	11
Contribution revenue	3,016	1,500	5,322	3,000

Total revenue	6,694	2,552	13,650	5,097
Costs and expenses:
Cost of product revenue	4,831	2,300	10,621	6,971
Research and development	5,399	3,786	10,064	8,566
Selling, general and administrative	7,244	5,305	13,447	11,960

Total costs and expenses	17,474	11,391	34,132	27,497

Loss from operations	(10,780)	(8,839)	(20,482)	(22,400)
Other income (expense):
Interest income	6	1	12	1
Interest expense	(1,700)	(1,844)	(2,713)	(3,261)
Other income, net	(1)	(3)	48	26

Total other expense	(1,695)	(1,846)	(2,653)	(3,234)

Net loss	$(12,475)	$(10,685)	$(23,135)	$(25,634)

Net loss per share — basic and diluted	$(0.08)	$(0.09)	$(0.15)	$(0.27)

Weighted-average number of common shares used in computing net loss per share — basic and diluted	154,885,039	120,292,543	151,576,606	94,464,933

Other comprehensive loss:
Net loss	$(12,475)	$(10,685)	$(23,135)	$(25,634)
Net unrealized gain on marketable securities arising during the period	—	—	9	—
Less: net realized gain on marketable securities included in net loss	(12)	—	(14)	—

Total other comprehensive loss, net of taxes	(12)	—	(5)	—

Comprehensive loss	$(12,487)	$(10,685)	$(23,140)	$(25,634)